Exhibit 21.1

Alternus Lux 01 S.a.r.l.	Luxembourg
AEG MH 01 Limited	Ireland
AEG MH 02 Limited	Ireland
AEG MH 03 Limited	Ireland
AEG MH 04 Limited	Ireland
AEG JD 01 Limited	Ireland
AEG JD 03 Limited	Ireland
Solis Bond Company DAC	Ireland
BI.MA. SRL	Italy
CIC Rooftop 2 S.r. l.	Italy
CIC RT Treviso S.r.l.	Italy
CTS Power 2 S.r.l.	Italy
KKSOL S.r.l.	Italy
MABI S.R.L.	Italy
PC-Italia-02 S.P.A.	Italy
Petriolo Fotovoltaica S.r.l	Italy
Sant’Angelo Energia S.r.l.	Italy
Solarpark Serre 1 S.r.l.	Italy
SPV White One S.r.l.	Italy
AED Italia-01 S.R.L.	Italy
AED Italia-02 S.R.L.	Italy
AED Italia-03 S.R.L.	Italy
AED Italia-04 S.R.L.	Italy
AED Italia-05 S.R.L.	Italy
AED Italia-06 S.R.L.	Italy
AED Italia-07 S.R.L.	Italy
AED Italia-08 S.R.L.	Italy
PC-Italia-01 S.R.L.	Italy
PC-Italia-03 S.R.L.	Italy
PC-Italia-04 S.R.L.	Italy
Risorse Solari I S.R.L.	Italy
Risorse Solari III S.R.L.	Italy
Ecosfer Energy S.r.l.	Romania
F.R.A.N. Energy Investment S.R.L.	Romania
LJG Green Source Energy Beta Srl	Romania
Lucas EST S.r.l	Romania
Power Clouds S.R.L.	Romania
Elektrownia PV Komorowo Sp. z o.o.	Poland
Gardno PV Sp. z o.o.	Poland
Gardno2 PV Sp. z o.o.	Poland
RA 01 Sp. z o.o.	Poland
PV Zachod Sp. z o.o.	Poland
Solarpark Samas Sp. z o.o.	Poland
Zonnepark Rilland B.V.	Netherlands
Alternus Iberia S.L.	Spain
Alt Spain Holdco S.L.U.	Spain
Alt Spain 03 S.L.U.	Spain
ALT Spain04 S.L.U.	Spain
New Frog Projects S.L.	Spain
Alt Spain Development Holdco	Spain

Alternus Energy Americas Inc.	USA
ALT US 01 LLC	USA
ALT US 02 LLC	USA
LightWave Renewables LLC	USA
ALT US 03 LLC	USA
ALT US 04 LLC	USA
Dancing Horse LLC	USA
Alt Alliance LLC	USA
ALT US 05 LLC	USA
ALT US 06 LLC	USA
ALT US 07 LLC	USA
River Song Solar LLC	USA